Exhibit 99.1

JOINT NEWS RELEASE

ISLAND BANCORP, INC. SHAREHOLDERS
APPROVE PENDING MERGER WITH INDEPENDENT BANK CORP.

Rockland, Massachusetts and Edgartown, Massachusetts (March 2, 2017). Independent Bank Corp. (NASDAQ Global Select Market: INDB), parent of Rockland Trust Company, and Island Bancorp, Inc., parent of The Edgartown National Bank, announced that Island Bancorp shareholders overwhelmingly approved the pending merger with Independent Bank Corp. at a special meeting held on Tuesday, February 28, 2017, with 100% of the shares present voting in favor, no shares voting against or abstaining, and 93.86% of issued and outstanding shares represented at the meeting.

The closing of the merger remains subject to the receipt of required regulatory approvals and other standard conditions. The parties anticipate that the merger will close in the second quarter of 2017.

Contacts

Independent Bank Corp.	Island Bancorp, Inc.
Investor:
Robert D. Cozzone, Chief Financial Officer	Fielding Moore, President and CEO
Independent Bank Corp.	Island Bancorp, Inc.
(781)-982-6723	(508) 627-1100
Robert.Cozzone@rocklandtrust.com	FMoore@YourIslandBank.com

Media:
Ellen Molle, Public Relations Marketing Manager
Rockland Trust Company
(781) 982-6537
Ellen.Molle@rocklandtrust.com

About Independent Bank Corp.
Independent Bank Corp., which has Rockland Trust Company as its wholly-owned commercial bank subsidiary, has $7.7 billion in assets. Rockland Trust offers a wide range of commercial banking products and services, retail banking products and services, business and consumer loans, insurance products and services, and investment management services. To find out why Rockland Trust is the bank “Where Each Relationship Matters®”, visit www.RocklandTrust.com.

About Island Bancorp, Inc.
Island Bancorp, Inc., which has The Edgartown National Bank as its wholly-owned commercial bank subsidiary, has $194 million in assets. Edgartown National offers commercial and retail banking products and services, and business and consumer loans through its four office network on the island of
Martha’s Vineyard. For additional information regarding Edgartown National, visit
www.YourIslandBank.com.

Forward Looking Statements
This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Independent Bank Corp. (the “Company”). These statements may be identified by such forward-looking terminology as “expect,” “achieve,” “plan,” “believe,” “future,” “positioned,” “continued,” “will,” “would,” “potential,” or similar statements or variations of such terms. Actual results may differ from those contemplated by these forward-looking statements.

Factors that may cause actual results to differ materially from those contemplated by such forward looking statements include, but are not limited to:

•	a weakening in the United States economy in general and the regional and local economies within the New England region and the Company’s market area;

•	adverse changes in the local real estate market;

•	acquisitions may not produce results at levels or within time frames originally anticipated and may result in unforeseen integration issues or impairment of goodwill and/or other intangibles;

•	changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System;

•	higher than expected tax rates and any changes in and any failure by the Company to comply with tax laws generally and requirements of the federal New Markets Tax Credit program;

•	unexpected changes in market interest rates for interest earning assets and/or interest bearing liabilities;

•	adverse changes in asset quality including an unanticipated credit deterioration in our loan portfolio;

•	unexpected increased competition in the Company’s market area;

•	unanticipated loan delinquencies, loss of collateral, decreased service revenues, and other potential negative effects on our business caused by severe weather or other external events;

•	a deterioration in the conditions of the securities markets;

•	our inability to adapt to changes in information technology;

•	electronic fraudulent activity within the financial services industry, especially in the commercial banking sector;

•	adverse changes in consumer spending and savings habits;

•	our inability to realize expected revenue synergies or cost savings from the acquisition of Island Bancorp, Inc. in the amounts or in the timeframe anticipated;

•	our inability to retain customers and key employees of The Edgartown National Bank;

•	our inability to successfully integrate The Edgartown National Bank or that such integration will be more difficult, time-consuming or costly than expected;

•	our inability to obtain regulatory approval of the merger in the time-frame expected;

•	the effect of new laws and regulations regarding the financial services industry;

•	changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) generally applicable to the Company’s business;

•
changes in accounting policies, practices and standards, as may be adopted by the regulatory agencies as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board, and other accounting standard setters; and,

•	other unexpected material adverse changes in our operations or earnings.

The Company wishes to caution readers not to place undue reliance on any forward-looking statements as the Company’s business and its forward-looking statements involve substantial known and unknown risks and uncertainties included in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q (“Risk Factors”). Except as required by law, the Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise. Any public statements or disclosures by the Company following this release which modify or impact any of the forward-looking statements contained in this release will be deemed to modify or supersede such statements in this release. In addition to the information set forth in this press release, you should carefully consider the Risk Factors.